Exhibit 99.1

TSR, Inc. Adds Brian J. Mangan to its Board of Directors

Hauppauge, NY (January 28, 2016)---TSR, Inc., (Nasdaq:TSRI), a provider of computer programming consulting services, today announced that Brian J. Mangan has been appointed to its Board of Directors.

Joe Hughes, CEO, stated, “I am pleased that Brian has agreed to join our Board of Directors. I believe his experience will allow him to make substantial contributions to our Board.”

Brian J. Mangan retired in 2013 from the Disney/ ABC Television Group after a 30-year career in various financial roles, his last position being Senior Vice President Finance for the ABC Television Network. In order to accommodate the appointment of Mr. Mangan as a director, the Board voted to increase the size of the Board to six directors.

Certain statements contained herein, including statements as to the Company’s plans, future prospects and future cash flow requirements are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties, including, but not limited to, the following: the success of the Company’s plan for internal growth; the impact of adverse economic conditions on the Company’s business; risks relating to the competitive nature of the markets for contract computer programming services; the extent to which market conditions for the Company’s contract computer programming services will continue to adversely affect the Company’s business; the concentration of the Company’s business with certain customers; uncertainty as to the Company’s ability to maintain its relations with existing customers and expand its contract computer programming services business; the impact of changes in the industry, such as the use of vendor management companies in connection with the consultant procurement process, the increase in customers moving IT operations offshore; the Company’s ability to adapt to changing market conditions; and other risks and uncertainties described in the Company’s filings under the Securities Exchange Act of 1934. The Company is under no obligation to publicly update or revise forward-looking statements.